SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                            FULL HOUSE RESORTS, INC.
                (Name of Registrant as Specified in Its Charter)



                            FULL HOUSE RESORTS, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            FULL HOUSE RESORTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000

To the Stockholders
of Full House Resorts, Inc.:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Full House Resorts, Inc., ("Full House"), will be held at 1:00 p.m., local time, on June 1, 2000, at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California, 92067, for the following purposes:

         1. To elect five (5) directors to the Board of Directors of Full House to hold office until the next Annual Meeting of Stockholders of Full House following their election or until their successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for 2000; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 28, 2000 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, ALL STOCKHOLDERS ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID, PRE-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors,


                                       /s/ Megan G. McIntosh
                                       Megan G. McIntosh
Las Vegas, Nevada                      Secretary
May 5, 2000

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            FULL HOUSE RESORTS, INC.

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Full House Resorts, Inc. ("Full House" or "the Company"), of proxies from the holders of the Common Stock of Full House, par value $.0001 per share (the "Common Stock"), for use at the 2000 Annual Meeting of Stockholders of Full House to be held on June 1, 2000, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

         The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is May 5, 2000. Stockholders should review the information provided herein in conjunction with the 1999 Annual Report on Form 10-KSB of Full House, a copy of which report accompanies this Proxy Statement.

         The Company's principal executive offices are located at 2300 W. Sahara Ave., Las Vegas, Nevada 89102, and its telephone number is (702) 221-7800.



                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of Full House. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Full House at or prior to the Annual Meeting.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of the election of the five nominees for director named below; in favor of the ratification of the appointment of Deloitte & Touche LLP; and with discretion on any other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Proxy is to be borne by the Company. In addition to soliciting proxies by mail, directors and employees of the Company, without additional compensation, may solicit proxies personally and / or by other appropriate means. It is anticipated that banks, brokers and other custodians, nominees and fiduciaries will forward proxy soliciting material to their principals and that the Company will reimburse such persons for their expenses in so doing

        OUTSTANDING VOTING SECURITIES AND VOTING RIGHTSVOTING SECURITIES
                 AND VOTING RIGHTSSECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 28, 2000 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,340,380 shares of Common Stock issued and outstanding, each of which is entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. In addition, there were 700,000 shares of the Series 1992-1 Preferred Stock outstanding (the "Preferred Stock"), each of which is entitled to vote together as a group with the Common Stock, on all matters coming before the Annual Meeting.

         The attendance, in person or by proxy, of the holders of 40% of the aggregate of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors are elected by a plurality vote of the aggregate of the shares of Common Stock and Preferred Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the majority of the aggregate of the shares of Common Stock and Preferred Stock represented in person or by proxy at the Annual Meeting will be required for the approval of any other matters that may be submitted to a vote of the stockholders, unless the matter is one for which a greater vote is required by law or by the Certificate of Incorporation or Bylaws of the Company.

         A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the meeting, a properly executed proxy marked "ABSTAIN" will not be voted on such matters, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote AGAINST the matter in question, whereas shares not voted due to the failure of a broker to exercise his discretionary authority are not tabulated for purposes of determining whether a proposal has been approved.

                               SECURITY OWNERSHIP

         The following table sets forth, as of April 14, 2000, information with respect to the beneficial ownership of the Common Stock by (i) each person known by Full House to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of Full House, (iii) the executive officers of Full House named in the Summary Compensation Table, and (iv) all directors and executive officers of Full House as a group.

NAME AND ADDRESS                             SHARES OF COMMON     PERCENTAGE  OF
OF BENEFICIAL OWNER                           STOCK OWNED(1)      COMMON STOCK
---------------------------              ----------------------   OUTSTANDING(2)
                                                                  --------------

William P. McComas (3)                     1,396,537 (4)(5)            13.2%

James C. Gilstrap (3)                         20,500 (5)                 *

Lee A. Iacocca (3)                         1,381,471 (4)(5)(7)         13.0%

LKL Family Limited Partnership             1,056,471                   10.2%
10900 Wilshire Boulevard., Suite 520
Los Angeles, California 90024

Ronald K. Richey (3)                         322,200 (5)                3.0%

Gregg R. Giuffria (3)                        256,666 (6)                2.4%

Michael P. Shaunnessy (3)                     88,000 (6)                 *

Allen E. Paulson                           2,842,800 (4)(8)            27.5%
6001 Clubhouse Drive
P. O. Box 9660
Rancho Santa Fe, California 92067

All Officers and Directors                 3,475,374 (9)               30.2%
as a Group (7 Persons)

* Less than 1%

(1) Shares are considered beneficially owned, for purposes of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or dispose of or to direct the disposition of, such security, or if the person has a right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes.

(2) Based on 10,340,380 shares of Common Stock outstanding. Any securities outstanding which are subject to presently exercisable options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) The address for Messrs., McComas, Gilstrap, Iacocca, Richey, Giuffria and Shaunnessy is c/o Full House Resorts, 2300 W. Sahara, Suite 450, Las Vegas, NV. 89102

(4) Pursuant to an Option Agreement dated December 29, 1995, Messrs. McComas, Iacocca and Paulson have granted an option to GTECH Corporation, which expires December 29, 2000, to purchase their shares of Common Stock should they propose to transfer the same.

(5)      Includes options to purchase 250,000, 20,000, 325,000 and 230,000 shares of Common Stock for Messrs. McComas, Gilstrap, Iacocca and Richey, respectively.

(6) Includes options to purchase 256,666 and 88,000 shares of Common Stock for Messrs. Giuffria and Shaunnessy, respectively.

(7) Includes 1,056,471 shares held by the LKL Family Limited Partnership of which Lee A. Iacocca is the General Partner.

(8) Includes 2,000,636 shares held by the Allen E. Paulson Living Trust of which Mr. Paulson is the trustee.

(9) Includes 1,179,666 shares of Common Stock which may be purchased upon exercise of currently exercisable options.

                                   PROPOSAL 1

                         ELECTION OF DIRECTORS; NOMINEES

         The Bylaws of Full House provide that the number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed at five the number of directors that will constitute the Board for the ensuing year.

         Each Director elected at the Annual Meeting will serve for a term expiring at the 2001 Annual Meeting of Stockholders of Full House or when his successor has been duly elected and qualified. Each of the current members of the Board of Directors, consisting of William P. McComas, James C. Gilstrap, Lee
A. Iacocca, Ronald K. Richey, and Gregg R. Giuffria has been nominated by the Company to be re-elected as a Director at the Annual Meeting.

         The Board of Directors has no reason to believe that any of the nominees will refuse to act or be unable to accept election; however, in the event that any of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
            OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The names, ages and positions of all directors and executive officers of Full House as of April 14, 2000 are listed below, followed by a brief account of their business experience during the past five years.

                  NAME                     AGE                            POSITIONS
                  ------------      -----------------         -----------------------------------------------
         William P. McComas                 73                Chairman and Chief Executive Officer

         James C. Gilstrap                  64                Director

         Lee A. Iacocca                     75                Director

         Ronald K. Richey                   73                Director

         Gregg R. Giuffria                  48                Director, President and Chief Operating Officer

         Michael P. Shaunnessy              46                Executive Vice President - Finance

         Megan G. McIntosh                  44                Secretary

         WILLIAM P. MCCOMAS served as interim President of Full House Resorts between October 7, 1997 and April 9, 1998 and became Chairman of the Board and Chief Executive Officer on March 5, 1998. Mr. McComas has been a Director of the Company since November 1992. He has been President of McComas Properties, Inc., a California real estate development company since January 1984. Mr. McComas and companies controlled by him have owned or developed several hotels and resorts, including Marina Bay Resort, Fort Lauderdale, Florida; Ocean Colony Hotel and Resort, Half Moon Bay, California; Residence Inn by Marriott, Somers Point, New Jersey; and five Holiday Inns located in Des Moines, Iowa; San Angelo, Texas; Suffern, New York; Niagara Falls, New York; and Fort Myers, Florida.

         JAMES C. GILSTRAP has been a Director of the Company since March 10, 1998. He has been Co-chairman of the Board of Directors of CardioDynamics International Corporation since June 1996 and served as Chairman of the Board from February 1995 to June 1996. Mr. Gilstrap has for more than the past five years managed a portfolio of personal investments. He is a retired Partner of Jefferies & Company, where he served as Senior Executive Vice President, and a Member of the Executive Committee. He is a past President of the Dallas Securities Dealers and served as a member of the Board of Governors of the National Association of Securities Dealers. Mr. Gilstrap founded the 1,700 member PGA West Members Association, of which he is President. Mr. Gilstrap is also an accomplished horseman, competing in major polo tournaments throughout the world and representing the United States on winning teams in open competition against the best players in the world.

         LEE A. IACOCCA has been a Director of the Company since April 8, 1998. In March 1998, he assumed the role of Acting Chairman of Koo Koo Roo, Inc., which operates 52 restaurants, including Hamburger Hamlet restaurants and the Arrosto Coffee Company. In 1997, he founded EV Global Motors, to design, market and distribute the next generation of electric vehicles. Mr. Iacocca is former Chief Executive Officer and Chairman of the Board of Directors of Chrysler Corporation, retiring from those positions in 1992. He retired as a Chrysler Director in September 1993 and continued to serve as a consultant to Chrysler until 1994. He is Chairman of the Iacocca Foundation, a philanthropic organization dedicated to educational projects and the advancement of diabetes research, and is Chairman of the Committee for Corporate Support of Joslin Diabetes Foundation. Mr. Iacocca is also Chairman Emeritus of the Statue of Liberty - Ellis Island Foundation and serves on the Advisory Board of Reading Is Fundamental, the nation's largest reading motivation program.

         RONALD K. RICHEY has been a Director of the Company since April 9, 1996. He was Chairman of Torchmark Corporation, an insurance holding company from August 1986 until his retirement from Torchmark in March 1998. Mr. Richey was Chief Executive Officer of that company from December 1984 until his retirement. From December 1984 through August 1986, he was President of Torchmark Corporation. Mr. Richey is an attorney and a member of the Oklahoma Bar Association.

         GREGG R. GIUFFRIA has been a Director of the Company since September 24, 1998. He has been serving Full House as President since April 10, 1998 and was Vice President of Corporate

Development since December 1997. Mr. Giuffria owned American Laser Cutting, Inc., a state-of-the-art industrial laser facility in Las Vegas which specializes in gaming manufacturing uses, and was an independent gaming consultant from 1996 to 1997. He headed Corporate Development for Casino Data Systems, Inc. from 1995 to 1996, with responsibilities for design and development of innovative technology in new casino games. Mr. Giuffria was President of American Leisure Technologies from 1992 to 1995, after 20 years in the music, film and publishing business. In January 1999, the Company was advised by the U.S. Securities and Exchange Commission ("SEC") that it is conducting an inquiry into trading of the Company's stock by Mr. Giuffria for a period beginning prior to his association with the Company and continuing for several weeks after he began providing consulting services to the Company. The SEC has admonished that this inquiry is not to be construed as an indication that any violations of federal securities laws have occurred. The Company and Mr. Giuffria voluntarily provided all information requested, and are cooperating fully with the SEC.

         MICHAEL P. SHAUNNESSY joined the Company on July 1, 1998 as Executive Vice President -Finance and Chief Financial Officer. Mr. Shaunnessy has over 15 years experience in the gaming industry. From 1995 to 1998 he was Vice President
- Finance and Chief Accounting Officer of Primadonna Resorts, Inc. He was with Aztar Corporation from 1983 to 1995, serving in senior financial positions at properties in New Jersey and Nevada. Mr. Shaunnessy received his Masters in Accountancy from Northern Illinois University in DeKalb, Illinois.

         MEGAN G. MCINTOSH has been employed by Full House since December 1, 1994 and has been the Secretary of Full House since November 20, 1995. From April 1991 until she joined Full House, Ms. McIntosh was an administrative assistant for a civil engineering firm located in California.

         The officers of Full House are elected annually and serve at the discretion of the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company may receive a fee for attendance at meetings of the Board of Directors, and are entitled to reimbursement for reasonable expenses of such attendance. No fees for attendance at meetings have been paid to date.

         All non-employee directors are eligible to participate in the Company's 1992 Non-employee Director Stock Plan. However, no non-employee director is eligible to receive options if at the time such option would otherwise be granted, such non-employee director is directly or indirectly the beneficial owner of more than ten percent of any class of equity security of the Company which is registered pursuant to the Securities and Exchange Act of 1934, as amended. Options to purchase10,000 shares of Common Stock are granted pursuant to the Plan immediately following each annual meeting of the Company's stockholders at an exercise price equal to the Market Price at the date of grant. The Market Price is the average of the "Fair Market Value " (as such term is defined in the Plan) of the Common Stock for all trading days during the thirty calendar days preceding the date on which the option is granted. Each option is exercisable for a five-year period commencing six months after the date of grant, and each such option expires five years and six months after the date of grant.

THE BOARD AND ITS COMMITTEES

         The Board has an Audit Committee and an Incentive Plan Committee. The full Board administers the compensation program for executive officers.

         The Audit Committee is comprised of Messrs. Richey, McComas and Gilstrap, who serves as its chairman. This committee is responsible for reviewing the audit scope, timing, and fee arrangements with the independent public accountants; reviewing the audit findings and other information submitted by such accountants; and presenting such information to the full Board.

         The Incentive Plan Committee is comprised of Messrs. Iacocca and Richey, who serves as its chairman. This committee is responsible recommending awards under the 1992 Employee Incentive Plan.

         During 1999, the Board of Directors held four meetings. The Audit Committee held one meeting, and there were no meetings of the Incentive Plan Committee. No Director attended less than 75% of the meetings of the Board and the committees of which he was a member.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of Full House, and persons who own more than ten percent of the outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish Full House with copies of all such reports they file.

         To the knowledge of Full House, based solely on a review of the copies of such reports furnished to Full House and written representations that no other reports were required, we believe that all required Section 16(a) reports were timely filed in 1999 except for the following: William McComas filed a report in July with respect to June 1999 transactions which report was 11 days late and further filed a report in January 2000 which was one day late and included two transactions from November 1999; Allen E. Paulson filed a report in August 1999 which was 10 days late and included transactions from June and further filed a report in October 1999 which was three days late and included transactions from August 1999.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid or accrued by the Company for services rendered during each year presented, for the Chief Executive, Operating, and Financial Officers of the Company (collectively, "Named Executive Officers"), for services in all capacities to the Company and its subsidiaries. No other executive officer received over $100,000 in annual salary and bonus in 1999.

                           SUMMARY COMPENSATION TABLE
                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                ANNUAL COMPENSATION                                NUMBER OF
                                                                              OTHER               SECURITIES
               NAME                                                          ANNUAL               UNDERLYING
         PRINCIPAL POSITION           YEAR             SALARY             COMPENSATION              OPTIONS
         ------------------           ----             ------             ------------              -------
William P. McComas, Chairman          1999           $250,000                 -0-                       -0-
   and Chief Executive Officer        1998            181,193                 -0-                   250,000(1)
                                      1997                -0-                 -0-                   250,000(1)

Gregg R. Giuffria, President          1999           $250,000                 -0-                       -0-
   and Chief Operating Officer        1998            153,458                 -0-                   800,000
                                      1997                -0-                 -0-                       -0-

Michael P. Shaunnessy, Executive      1999           $200,000                 -0-                      -0-
   V.P. Chief Financial Officer       1998            100,000                 -0-                   176,000
                                      1997                -0-                 -0-                       -0-

(1)      Represents a re-pricing in June 1998, of a grant originally issued in March 1997

EMPLOYMENT ARRANGEMENTS

         The Company and Gregg R. Giuffria have an employment arrangement providing for Mr. Giuffria's employment as President and Chief Operating Officer, at a base salary of $250,000 per year. Mr. Giuffria was also granted, in connection with his service to the Company, options to purchase a total of 800,000 shares of the Company's Common Stock, 163,333 of which had vested as of December 31, 1999.

STOCK OPTIONS

                        OPTION GRANTS IN LAST FISCAL YEAR

         The Company did not grant any options to purchase Common Stock to the Named Executive Officers during 1999.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information concerning the fiscal year-end value of the unexercised stock options held by the Named Executive Officers. No options were exercised by such officers in 1999.

                                                              NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                         SHARES ACQUIRED      VALUE           OPTIONS AT 1999 FISCAL               IN-THE-MONEY OPTIONS AT
       NAME               ON EXERCISE       REALIZED              YEAR END                         1999 FISCAL YEAR-END(1)
---------------------  -------------------  --------  ----------------------------------------  ---------------------------

                                                         EXERCISABLE        UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                                         -----------        -------------      -----------    -------------

William P. McComas             -0-              -0-         200,000              50,000          $   -0-      $   -0-
Gregg R. Giuffria              -0-              -0-         163,334             636,666              -0-          -0-
Michael P. Shaunnessy          -0-              -0-          88,000              88,000              -0-          -0-

(1)      Based  upon the market  value of the  underlying  securities  at  December  31,  1999 of $1.25,  minus the exercise price of "in-the-money" options.

                        REPORT ON EXECUTIVE COMPENSATION

         During 1999, the Board of Directors of Full House administered the compensation program for executive officers.

         It is the philosophy of the Board of Directors that compensation of executive officers should be closely aligned with the financial performance of Full House. Therefore, benefits are provided to management through stock option incentives and bonuses which are generally consistent with the goal of closely coordinating the rewards to management with the maximization of stockholder return. The compensation of William P. McComas, Chief Executive Officer, Gregg
R. Giuffria, President and Chief Operating Officer, and Michael P. Shaunnessy, Executive Vice President - Finance, reflects this policy. During 1999, there were no bonuses awarded, options granted, or raises given to any of the Named Executive Officers.

         In reviewing the performance of Full House, consideration is given to revenues and earnings and an evaluation is made of strategic planning and the Company's progress in that regard. Also taken into consideration are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the market range. Although review of individual performance is primarily tied to the performance of the Company, it is also, to a lesser extent, subjective.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation paid to the Company's executive officers in 1999 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers in 2000 will exceed that limit. Although it is possible that the $1 million limit could be exceeded as a result of awards under the Company's 1992 Incentive Plan, the Board intends to monitor such grants in an attempt to ensure that this does not occur. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Board has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. McComas became the Chief Executive Officer on March 5, 1998 after serving as interim President of the Company since October 7, 1997. The Board considered the necessary level of involvement in the day to day management of the strategic affairs of the Company that it expected, and reviewed comparable compensation levels in the gaming industry. Mr. McComas receives a base compensation of $250,000 per year. In furtherance of its overall compensation philosophy, the Board decided to adjust the exercise price for options held by Mr. McComas. In March 1997, in his capacity as a director of the Company, Mr. McComas was granted 250,000 options at the then current market price of $3.69 per share. In June 1998, the Board determined to adjust the exercise price to the then current market price of $2.25 per share.

                                PERFORMANCE GRAPH

         The following line-graph presentation compares cumulative stockholder returns on Full House's Common Stock since December 31, 1994, with the NASDAQ Stock Market index (U.S. companies) and a peer index consisting of companies included in the NASDAQ system engaged in the gaming industry (sic 7010-7019). The following company was deleted from last year's peer index due to its acquisition by another company: Lady Luck Gaming. The 1999 self-determined peer index companies are:

         Butler National Corp.                       Florida Gaming Corp.
         Dover Downs Entertainment                   Hollywood Casino Corp
         Europa Cruise Lines                         Presidents Casinos

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------

                                    Legend

SYMBOL  CRSP Total Returns Index for:          12/1994  12/1995  12/1996  12/1997  12/1998  12/1999
------  -----------------------------          -------  -------  -------  -------  -------  -------
       FULL HOUSE RESORTS, INC.                   100.0    52.4    60.7     40.5     42.9     23.8
       Nasdaq Stock Market (US Companies)         100.0   141.3   173.9    213.1    300.4    566.0
       Self-Determined Peer Group                 100.0    48.6    36.3     27.3     19.4     39.2

Companies in the Self-Determined Peer Group
   BUTLER NATIONAL CORP                         DOVER DOWNS ENTERTAINMENT INC
   EUROPA CRUISES CORP                          FLORIDA GAMING CORP
   HOLLYWOOD CASINO CORP                        PRESIDENT CASINOS INC.
NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading days is used.
    D. The index level for all series was set to $100.0 on 12/30/1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 10, 1998, the Company and Allen E. Paulson formed a limited liability company for the purpose of developing and owning a Hard Rock Hotel & Casino in Biloxi, Mississippi. The Company contributed its rights to various agreements with Hard Rock Cafe International ("Hard Rock"), and Mr. Paulson contributed a gaming vessel and its related equipment (the former Treasure Bay barge in Tunica, Mississippi). Each member received a 50% interest for its contribution.

         The agreements with Hard Rock provide for the exclusive right to develop a Hard Rock themed gaming facility in the defined territory in exchange for payment of a territory fee, and continuing fees based on the gaming and hotel revenues generated by the project. The contributed gaming vessel will provide the basis for the development of the complex.

         The Hard Rock - Biloxi, as currently envisioned, is expected to cost between $250 and $300 million, and the Company is exploring various financing alternatives. Substantial additional financing will be required for the Company to effect its business strategy, and there can be no assurance that the Company will be able to obtain such financing on acceptable terms, or at all.

         The Company believes that the terms of the transaction with Mr. Paulson were as favorable to Full House as would have bee available from unrelated parties.

                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of Full House recommends that the stockholders ratify the appointment of Deloitte & Touche LLP, as the independent accountants for the Company for 2000.

         Representatives of Deloitte & Touche LLP are expected to appear at the Annual Meeting to be available to answer appropriate questions from stockholders. If the proposal is not approved, the Board of Directors will reconsider the appointment.

            THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.




                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will, consistent with applicable laws, vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the proxy statement of Full House for the 2001 Annual Meeting of Stockholders must deliver a proposal in writing to the principal executive offices of Full House no later than January 8, 2001. Pursuant to Rule 14A-4(c)(1) of the federal proxy rules, the holders of proxies shall have discretionary authority to vote with respect to any matter that a stockholder desires to bring before the annual meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, unless written notice of said business is received no later than March 16, 2001.

                            FULL HOUSE RESORTS, INC.
                              2300 W. SAHARA AVE.
                               SUITE 450, BOX 23
                              LAS VEGAS, NV 89102

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Full House Resorts, Inc., a Delaware corporation ("Full House"), hereby appoints William P. McComas and Ronald K. Richey, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the shares of stock of Full House that the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Full House to be held on June 1, 2000 at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) thereof.

                               (SEE REVERSE SIDE)

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

             VOTE FOR all nominees
             listed below, except vote        VOTE WITHHELD
             withheld from the following         FROM
                nominees (if any):            ALL NOMINEES

(1) To elect five (5)     [ ]                    [  ]
    directors to the
    Board of Directors
    of Full House to
    hold office until the next annual meeting of Stockholders of Full House following their election or until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR LISTED BELOW.

NOMINEES: WILLIAM P. MCCOMAS, GREGG R. GIUFFRIA,
          JAMES C. GILLSTRAP, LEE A. IACOCCA AND RONALD K. RICHEY
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
--------------------------------------------------------------

                                                     FOR   AGAINST  ABSTAIN
(2) Ratification of the appointment of Deloitte &    [ ]     [ ]      [ ]
    Touche LLP to serve as Full House's independent accountants for the current year.

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ABOVE, AND THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature _______________ Signature if held jointly __________________

Dated: _____________ , 2000

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.